Exhibit 10.2

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS. THE SECURITIES MAY NOT BE SOLD, TRANSFERRED OR ASSIGNED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER SAID ACT, OR PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER SAID ACT INCLUDING, WITHOUT LIMITATION, PURSUANT TO RULES 144 OR 144A UNDER SAID ACT OR PURSUANT TO A PRIVATE SALE EFFECTED UNDER APPLICABLE FORMAL OR INFORMAL SEC INTERPRETATION OR GUIDANCE, SUCH AS A SO-CALLED “4(1) AND A HALF” SALE.

THE SALE, TRANSFER OR ASSIGNMENT OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO THE TERMS AND CONDITIONS OF A CERTAIN SECOND AMENDED AND RESTATED REGISTRATION RIGHTS AGREEMENT DATED AS OF DECEMBER 7, 2015, AS AMENDED FROM TIME TO TIME, AMONG THE COMPANY AND CERTAIN HOLDERS OF ITS OUTSTANDING SECURITIES. COPIES OF SUCH AGREEMENT MAY BE OBTAINED AT NO COST BY WRITTEN REQUEST MADE BY THE HOLDER OF RECORD OF THIS CERTIFICATE TO THE SECRETARY OF THE COMPANY.

SENIOR SECURED CONVERTIBLE NOTE

Issuance Date: , 2016	Principal: U.S. $

FOR VALUE RECEIVED, ARALEZ PHARMACEUTICALS INC., a corporation formed under the laws of the Province of British Columbia, Canada (the “Company”), hereby promises to pay to [ ], or its registered assigns (the “Holder”) the principal amount of                        ($        ) (the “Principal”) pursuant to, and in accordance with, the terms of that certain Second Amended and Restated Facility Agreement, dated as of December 7, 2015, by and among the Company, the Lenders party thereto and the other parties thereto (together with all exhibits and schedules thereto and as may be amended, restated, modified and supplemented from time to time, the “Facility Agreement”). The Company hereby promises to pay accrued and unpaid Interest (as defined below) and premium, if any, on the Principal on the dates, at the rates and in the manner provided for in the Facility Agreement. This Senior Secured Convertible Note (including all Senior Secured Convertible Notes issued in exchange, transfer or replacement hereof, and as any of the foregoing may be amended, restated, supplemented or otherwise modified from time to time, this “Note”) is one of the Senior Secured Convertible Notes issued pursuant to the Facility Agreement (collectively, including all Senior Secured Convertible Notes issued in exchange, transfer or replacement thereof, and as any of the foregoing may be amended, restated, supplemented or otherwise modified from time to time, the “Notes”). All capitalized terms used and not otherwise defined herein shall have the respective meanings set forth in the Facility Agreement.

This Note is subject to mandatory prepayment on the terms specified in the Facility Agreement. Except as expressly provided in the Facility Agreement, the Company has no right, but under certain circumstances may have an obligation, to make payments of Principal prior to the sixth anniversary of the Issuance Date. At any time an Event of Default exists, the Principal of this Note, together with all accrued and unpaid Interest and any applicable premium due, if any, may be declared, or shall otherwise become, due and payable in the manner, at the price and with the effect provided in the Facility Agreement.

Notwithstanding anything herein to the contrary, from and after the closing of the transactions contemplated by the Arrangement Agreement, all references to the Company shall be deemed references to Aralez Pharmaceuticals Inc., a British Columbia corporation (the “Parent”), and that all references to “Common Shares” shall be deemed references to the common shares of the Parent.

1.                                      Definitions.

(a)                                 Certain Defined Terms. For purposes of this Note, the following terms shall have the following meanings:

(i)                                     “Affiliate” means any person or entity that, directly or indirectly through one or more intermediaries, controls or is controlled by or is under common control with a person or entity, as such terms are used in and construed under Rule 144 under the Securities Act. With respect to a Holder, any investment fund or managed account that is managed on a discretionary basis by the same investment manager as such Holder will be deemed to be an Affiliate of such Holder. As used in this definition of “Affiliate,” the term “control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through ownership of voting securities or partnership or other ownership interest, by contract, or otherwise.

(ii)                                  “Capital Stock” means, for any entity, any and all shares, interests, rights to purchase, warrants, options, participations or other equivalents of or interests in (however designated) stock issued by that entity, but for the avoidance of doubt, excluding any debt securities convertible into such stock.

(iii)                               “Common Equity” of any Person means Capital Stock of such Person that is generally entitled (a) to vote, in the election of directors of such person or (b) if such Person is not a corporation, to vote or otherwise participate in the election of the governing body, partners, managers or others that will control the management or policies of such person.

(iv)                              “Common Shares” means the common shares of the Company.

(v)                                 “Conversion Amount” means the Principal to be converted, redeemed or otherwise with respect to which this determination is being made.

(vi)                              “Conversion Price” means, as of any Conversion Date or other date of determination, $[    ](2) per Share, subject to adjustment as provided herein and subject to appropriate adjustment to reflect any subdivision of outstanding Common Shares (by any stock split, share or stock dividend, recapitalization or otherwise) or combination of outstanding Common Shares (by consolidation, combination, reverse stock split or otherwise), repayment or reduction of capital or other event giving rise to an adjustment of the nominal amount of such Common Shares hereafter.

(vii)                           “Dollars” or “$” means United States Dollars.

(viii)                        “Eligible Market” means the NASDAQ Global Market, the NASDAQ Global Select Market, the New York Stock Exchange, the NYSE Alternext, the Toronto Stock Exchange, or the Nasdaq Capital Market.

(ix)                              “Exchange Act” means the Securities Exchange Act of 1934, as amended.

(x)                                 “Interest” means any interest (including any default interest) accrued on the Principal pursuant to the terms of this Note and the Facility Agreement.

(xi)                              “Issuance Date” means      , 2016, regardless of any exchange or replacement hereof.

(xii)                           “Major Transaction” means any of the following events:

(A)                               a consolidation, merger, exchange of shares, recapitalization, reorganization, business combination or other similar event, (1) following which the holders of Common Shares immediately preceding such consolidation, merger, exchange, recapitalization, reorganization, combination or event either (a) no longer hold at least 50% of the Common Shares or (b) no longer have the ability to elect at least 50% of the members of the board of directors of the Company or (2) as a result of which Common Shares shall be converted into or re-designated as (or the Common Shares become entitled to receive) the same or a different number of shares of the same or another class or classes of stock or securities of the Company or another entity (other than to the extent the Common Shares are changed or exchanged solely to reflect a change in the Company’s jurisdiction of incorporation); or

(2)  Conversion Price shall equal a 32.5% premium over the Pozen Purchase Price.  The “Pozen Purchase Price” shall be equal to the lesser of (i) $7.20, and (ii) a five percent (5%) discount off the five (5) day volume weighted average price as reported on Bloomberg Financial Markets (“VWAP”) per share of Pozen common stock, calculated over the five (5) trading days immediately preceding the date of Closing (as defined in the Merger Agreement), not to be less than $6.25. In the event any of Pozen, Tribute or Aralez announce a material event, whether by press release or filing of a Form 8-K (other than results of any shareholder meeting) during the ten (10) day period immediately preceding Closing, then clause (ii) above shall be revised to read: “(ii) a five percent (5%) discount off the two (2) day volume weighted average price as reported on Bloomberg Financial Markets (“VWAP”) per share of Pozen common stock, calculated over the two (2) trading days immediately preceding the date of Closing, not to be less than $6.25.”

(B)                               the sale or transfer (other than to a wholly owned subsidiary of the Company) of (i) all or substantially all of the assets of the Company or (ii) assets of the Company for a purchase price equal to more than 50% of the Enterprise Value (as defined below) of the Company. For purposes of this clause (B), “Enterprise Value” shall mean (I) the product of (x) the number of issued and outstanding Common Shares on the date the Company delivers the Major Transaction Notice (as defined below in Section 3(b)) multiplied by (y) the per share closing price of the Common Shares on such date plus (II) the amount of the Company’s debt as shown on the latest financial statements filed with the SEC (the “Current Financial Statements”) less (III) the amount of cash and cash equivalents of the Company as shown on the Current Financial Statements; or

(C)                               a “person” or “group” within the meaning of Section 13(d) of the Exchange Act, other than the Company, files a Schedule TO or any schedule, form or report under the Exchange Act disclosing that such person or group has become the direct or indirect “beneficial owner” as defined in Rule 13d-3 under the Exchange Act of the Company’s Common Equity representing more than 50% of the voting power of the Company’s Common Equity;

provided, however, that a transaction or transactions described above shall not constitute a Major Transaction, if at least 90% of the consideration received or to be received by the holders of Common Shares, excluding cash payments for fractional shares, in connection with such transaction or transactions, consists of freely tradable, unrestricted common shares, ordinary shares or ADRs (“Equity Shares”) of a Qualified Issuer (as defined below) that are listed on an Eligible Market or will be so listed when issued or exchanged in connection with such transaction or transactions and if as a result of such transaction or transactions the obligations of the Company under the Notes and the Facility Agreement are assumed by such Qualified Issuer, and such notes thereafter become convertible at any time and from time to time, pursuant to the terms hereof, into such Equity Shares, including with such appropriate revisions to the Conversion Price and to Schedule I hereto to reflect the conversion ratio to be received by holders of Common Shares in such transaction as shall be reasonably satisfactory to the Holder. An issuer is a Qualified Issuer if, as of the 5th Trading Date prior to the announcement of the foregoing transaction (1) its Market Cap (as defined below) is at least $5 billion and (2) the rating assigned to its long term debt by S&P is at least “A” or its debt has an equivalent rating on Moody’s or a comparable rating agency. Market Cap shall mean the product of the number of outstanding Equity Securities and the Volume Weighted Average Price of such securities, both determined as of the foregoing 5th Trading Day.

(xiii)                        “Major Transaction Company Shares” shall have the meaning set forth in Section 3(a) hereof.

(xiv)                       “Major Transaction Conversion Period” means the period beginning upon receipt by the Holder of a Major Transaction Notice (as defined below) and ending (1) in the case of a Successor Major Transaction (as defined below), five (5) Trading Days prior to consummation of the Major Transaction and (2) in the case of a Company Share Major Transaction (as defined below), any time until the later of (x) the six (6) year anniversary of the Funding Date and (y) the one-year anniversary of the applicable Company Share Major Transaction.

(xv)                          “Maturity Date” means the sixth anniversary of the Issuance Date, subject to the terms specified in the Facility Agreement.

(xvi)                       “Person” means an individual, a corporation, a limited liability company, an association, a partnership, a joint venture, a joint stock company, a trust, an unincorporated organization or a government or agency or a political subdivision thereof.

(xvii)                    “Principal” means the outstanding principal amount of this Note as of any date of determination.

(xviii)                 “Principal Market” means the Eligible Market on which the Common Shares are primarily listed on and quoted for trading, which as of the Issuance Date, shall be the NASDAQ Stock Market LLC.

(xix)                       “Registration Failure” means that (A) the Company fails to file with the SEC on or before the Filing Deadline (as defined in the Registration Rights Agreement) any Registration Statement required to be filed pursuant to Section 2(a) of the Registration Rights Agreement registering Conversion Shares (as defined below), (B) the Company fails to use its best efforts to obtain effectiveness with the SEC, prior to the Registration Deadline (as defined in the Registration Rights Agreement), of any Registration Statements (as defined in the Registration Rights Agreement) that are required to be filed pursuant to Section 2(a) of the Registration Rights Agreement registering Conversion Shares, or fails to keep such Registration Statement current and effective as required in Section 3 of the Registration Rights Agreement, (C) the Company fails to file any additional Registration Statements required to be filed pursuant to Section 2(a)(ii) of the Registration Rights Agreement registering Conversion Shares on or before the Additional Filing Deadline or fails to use its best efforts to cause such new Registration Statement to become effective on or before the Additional Registration Deadline, (D) the Company fails to file any amendment to any Registration Statement registering Conversion Shares, or any additional Registration Statement required to be filed pursuant to Section 3(b) of the Registration Rights Agreement registering Conversion Shares within twenty (20) days of the applicable Registration Trigger Date (as defined in the Registration Rights Agreement), or fails to use its best efforts to cause such amendment and/or new Registration Statement to become effective within forty-five (45) days of the applicable Registration Trigger Date, (E) any Registration Statement required to be filed under the Registration Rights Agreement registering Conversion Shares, after its initial effectiveness and during the Registration Period (as defined in the Registration Rights Agreement), lapses in effect or sales of any Conversion Shares constituting Registrable Securities (as defined in the Registration Rights Agreement) cannot otherwise be made thereunder (whether by reason of the Company’s failure to amend or supplement the prospectus included therein in accordance with the Registration Rights Agreement, the Company’s failure to file and to obtain effectiveness with the SEC of an additional Registration Statement registering Conversion Shares or amended Registration Statement required pursuant to Sections 2(a)(ii) or 3(b) of the Registration Rights Agreement, as applicable, or otherwise), and (F) the Company fails to provide a commercially reasonable written response to any comments to the foregoing Registration Statements submitted by the SEC within twenty (20) days of the date that such SEC comments are received by the Company.

(xx)                          “Registration Rights Agreement” means that certain Registration Rights Agreement dated as of June 8, 2015, as amended and restated on October 29, 2015 and December 7, 2015, among the Company and the Lenders party to the Facility Agreement.

(xxi)                       “Required Note Holders” means Holders of at least 50.1% of the aggregate principal amount of the Notes outstanding.

(xxii)                    “SEC” means the Securities and Exchange Commission.

(xxiii)                 “Securities Act” means the Securities Act of 1933, as amended.

(xxiv)                “Shares” means Common Shares.

(xxv)                   “Successor Entity” means any Person purchasing the Company’s assets or Common Shares in a Major Transaction, or any successor entity resulting from such Major Transaction.

(xxvi)                “Trading Day” means any day on which the Common Shares are traded for any period on the Principal Market.

(xxvii)             “Volume Weighted Average Price” for any security as of any date means the volume weighted average sale price of such security on the Principal Market as reported by Bloomberg Financial Markets or an equivalent, reliable reporting service mutually acceptable to and hereinafter designated by the Required Note Holders and the Company (“Bloomberg”) or, if no volume weighted average sale price is reported for such security, then the last closing trade price of such security as reported by Bloomberg, or, if no last closing trade price is reported for such security by Bloomberg, the average of the bid prices of any market makers for such security that are listed in the over the counter market by the Financial Industry Regulatory Authority, Inc. or on the “over the counter” Bulletin Board (or any successor) or in the “pink sheets” (or any successor) by the OTC Markets Group, Inc. If the Volume Weighted Average Price cannot be calculated for such security on such date in the manner provided above, the Volume Weighted Average Price shall be the fair market value as mutually determined by the Company and the Holders of a majority in interest of the Notes being converted for which the calculation of the Volume Weighted Average Price is required in order to determine the Conversion Price of such Notes.

2.                                      Conversion Rights. This Note may be converted into Shares on the terms and conditions set forth in this Section 2 and, where applicable, Section 3.

(a)                                 Conversion at Option of the Holder. On or after the date hereof, the Holder shall be entitled to convert all or any part of the Principal into, and the Company shall issue, fully paid Shares, ranking pari passu with the fully paid Shares then in issue (the “Conversion Shares”) in accordance with this Section 2 and, if applicable, Section 3, at the Conversion Rate (as defined in Section 2(b)); provided that the Company will not be required to issue Conversion Shares with respect to a Conversion Notice with respect to less than the lesser of (i) $1,000,000 principal amount of this Note and (ii) the principal amount outstanding under this Note. The Company shall not issue any fraction of a Share upon any conversion. If the issuance would result in the issuance of a fraction of a Share, then the Company shall round such fraction of a Share up or down to the nearest whole share (with 0.5 rounded up). Notwithstanding anything herein to the contrary, the Company shall not issue to the Holder, and the Holder may not acquire, a number of Shares upon conversion of this Note or otherwise issue any Common Shares pursuant hereto or the Facility Agreement to the extent that, upon such conversion, the number of Shares then beneficially owned by the Holder and its Affiliates and any other persons or entities whose beneficial ownership of Common Shares would be aggregated with the Holder’s for purposes of Section 13(d) of the Exchange Act (including shares held by any “group” of which the Holder is a member, but excluding shares beneficially owned by virtue of the ownership of securities or rights to acquire securities that have limitations on the right to convert, exercise or purchase similar to the limitation set forth herein) would exceed 9.985% of the total number of Common Shares then issued (excluding treasury shares) (the “9.985% Cap”); provided, however, that the 9.985% Cap shall only apply to the extent that Common Shares are deemed to constitute an “equity securities” pursuant to Rule 13d-1(i) promulgated under the Exchange Act. For purposes hereof, “group” has the meaning set forth in Section 13(d) of the Exchange Act and applicable regulations of the SEC, and the percentage held by the Holder shall be determined in a manner consistent with the provisions of Section 13(d) of the Exchange Act. Upon the written request of the Holder, the Company shall, within two (2) Trading Days, confirm orally and in writing to the Holder the number of Shares then outstanding.

(b)                                 Conversion Rate. The number of Conversion Shares issuable upon a conversion of any portion of this Note pursuant to Section 2 shall be determined according to the following formula (the “Conversion Rate”):

Conversion Amount
Conversion Price

The Conversion Rate shall be subject to adjustment in connection with a Major Transaction Conversion (as defined below) in accordance with and subject to the provisions of Section 3 hereof.

(c)                                  Mechanics of Conversion. The conversion of this Note shall be conducted in the following manner:

(i)                                     Holder’s Delivery Requirements. To convert a Conversion Amount into Conversion Shares on any date (the “Conversion Date”), the Holder shall (A) transmit by facsimile or electronic mail (or otherwise deliver), for receipt on or prior to

5:00 p.m. New York City time on such date, a copy of an executed conversion notice in the form attached hereto as Exhibit A or, in the case of a Major Transaction Conversion for Major Transaction Company Shares (as defined below), a Major Transaction Conversion Notice (such applicable notice, the “Conversion Notice”) to the Company (Attention: [          ,                   , Fax: (   )    -    , Email:           @        .com)], and (B) if required by Section 2(c)(vi), surrender to a common carrier for delivery to the Company, no later than three (3) Business Days after the Conversion Date, the original Note being converted (or an indemnification undertaking in customary form with respect to this Note in the case of its loss, theft or destruction).

(ii)                                  Company’s Response. Upon receipt or deemed receipt by the Company of a copy of a Conversion Notice, the Company (I) shall immediately send, via facsimile or electronic mail, a confirmation of receipt of such Conversion Notice to the Holder and the Company’s designated transfer agent (the “Transfer Agent”), which confirmation shall constitute an instruction to the Transfer Agent to process such Conversion Notice in accordance with the terms herein and (II) on or before the second (2nd) Trading Day following the date of receipt or deemed receipt by the Company of such Conversion Notice or, in the case of Major Transaction Company Shares, within the period provided in Section 3(d) (the “Share Delivery Date”); (A) provided that the Transfer Agent is participating in The Depository Trust Company (“DTC”) Fast Automated Securities Transfer Program and provided that the Holder is eligible to receive Shares through DTC, credit such aggregate number of Conversion Shares to which the Holder shall be entitled to the Holder’s or its designee’s balance account with DTC through its Deposit Withdrawal Agent Commission system, or (B) if the foregoing shall not apply, issue and deliver to the address as specified in the Conversion Notice, a share or stock certificate (as the case may be), registered in the name of the Holder or its designee, for the number of Conversion Shares to which the Holder shall be entitled. If this Note is submitted for conversion, and the Principal represented by this Note is greater than the Principal being converted, then the Company shall, as soon as practicable and in no event later than three (3) Trading Days after receipt of this Note (the “Note Delivery Date”) and at its own expense, issue and deliver to the Holder a new Note representing the Principal not converted and cancel this Note. This Note and the Conversion Shares will be free-trading, and freely transferable, and will not contain a legend restricting the resale or transferability of the Conversion Shares if the Unrestricted Conditions (as defined below) are met.

(iii)                               Dispute Resolution. In the case of a dispute as to the determination of the Conversion Price or the arithmetic calculation of the Conversion Rate, the Company shall instruct the Transfer Agent to issue to the Holder the number of Conversion Shares that is not disputed and shall transmit an explanation of the disputed determinations or arithmetic calculations to the Holder via facsimile or electronic mail within two (2) Business Days of receipt or deemed receipt of the Holder’s Conversion Notice or other date of determination. If the Holder and the Company are unable to agree upon the determination of the Conversion Price or arithmetic calculation of the Conversion Rate within one (1) Business Day of such disputed determination or arithmetic calculation being transmitted to the Holder, then the Company shall promptly (and in any event within two (2) Business Days) submit via facsimile or electronic mail (A) the disputed determination of the Conversion Price to an independent, reputable investment banking firm agreed to by the Company and the Required Note Holders, or

(B) the disputed arithmetic calculation of the Conversion Rate to the Company’s independent registered public accounting firm, as the case may be. The Company shall direct the investment bank or the accounting firm, as the case may be, to perform the determinations or calculations and notify the Company and the Holder of the results no later than two (2) Business Days from the time it receives the disputed determinations or calculations. Such investment bank’s or accounting firm’s determination or calculation, as the case may be, shall be binding upon all parties absent manifest error. Notwithstanding anything herein to the contrary, any such final determination in respect of a dispute in connection with a Major Transaction in which the Company is not the surviving parent entity, shall be made prior to consummation of such Major Transaction.

(iv)                              Record Holder. The person or persons entitled to receive the Conversion Shares issuable upon a conversion of this Note shall be treated for all purposes as the legal and record holder or holders of such Shares upon delivery of the Conversion Notice via facsimile, electronic mail or otherwise in accordance with the terms hereof.

(v)                                 Company’s Failure to Timely Convert.

(A)                               Cash Damages. If within three (3) Business Days after the Company’s receipt of the facsimile or electronic mail copy of a Conversion Notice or deemed receipt of a Conversion Notice the Company shall fail to issue and deliver a certificate to the Holder for, or credit the Holder’s or its designee’s balance account with DTC with, the number of Conversion Shares (free of any restrictive legend if the Unrestricted Conditions (as defined below) are met) to which the Holder is entitled upon the Holder’s conversion of any Conversion Amount, then in addition to all other available remedies that the Holder may pursue hereunder and under the Facility Agreement, the Company shall pay additional damages to the Holder for each 30-day period (prorated for any partial period) after the Share Delivery Date such conversion is not timely effected in an amount equal to one and one-half percent (1.5%) of, the product of (I) the number of Conversion Shares not issued to the Holder or its designee on or prior to the Share Delivery Date and to which the Holder is entitled and (II) the Volume Weighted Average Price of an Common Share on the Share Delivery Date (such product is referred to herein as the “Share Product Amount. Alternatively, subject to Section 2(c)(iii), at the election of the Holder made in the Holder’s sole discretion, the Company shall pay to the Holder, in lieu of the additional damages referred to in the preceding sentence (but in addition to all other available remedies that the Holder may pursue hereunder and under the Facility Agreement), 105% of the amount by which (A) the Holder’s total purchase price (including brokerage commissions, if any) for the Shares purchased to make delivery in satisfaction of a sale by the Holder of the Conversion Shares to which the Holder is entitled but has not received upon a conversion exceeds (B) the net proceeds received by the Holder from the sale of the Shares to which the Holder is entitled but has not received upon such conversion. If the Company fails to pay the additional damages set forth in this Section 2(c)(v)(A) within five (5) Business Days of the date incurred, then the Holder entitled to such payments shall have the right at any time, so long as the Company continues to fail to make such payments, to require the Company, upon written notice, to immediately issue, in lieu of such cash damages, the number of Shares equal to the quotient of (X) the aggregate amount of the damages payments described herein divided by (Y) the Conversion Price in effect on such Conversion Date as specified by the Holder in the Conversion Notice.

(B)                               Void Conversion Notice. If for any reason the Holder has not received all of the Conversion Shares prior to the fifteenth (15th) Business Day after the Share Delivery Date with respect to a conversion of this Note (a “Conversion Failure”), then the Holder, upon written notice to the Company (a “Void Conversion Notice”), may void its Conversion Notice with respect to, and retain or have returned, as the case may be, any portion of this Note that has not been converted pursuant to the Holder’s Conversion Notice; provided, that the voiding of the Holder’s Conversion Notice shall not affect the Company’s obligations to make any payments that have accrued prior to the date of such notice pursuant to Section 2(c)(v)(A) or otherwise.

(C)                               Event of Default. A Conversion Failure shall constitute an Event of Default under the Facility Agreement and entitle the Lenders to all payments and remedies provided under the Facility Agreement upon the occurrence of an Event of Default.

(vi)                              Book-Entry. Notwithstanding anything to the contrary set forth herein, upon conversion or redemption of this Note in accordance with the terms hereof, the Holder shall not be required to physically surrender this Note to the Company unless all of the Principal is being converted or redeemed. The Holder and the Company shall maintain records showing the Principal converted or redeemed and the dates of such conversions or redemptions or shall use such other method, reasonably satisfactory to the Holder and the Company, so as not to require physical surrender of this Note upon any such partial conversion or redemption. Notwithstanding the foregoing, if this Note is converted or redeemed as aforesaid, the Holder may not transfer this Note unless the Holder first physically surrenders this Note to the Company, whereupon the Company will forthwith issue and deliver upon the order of the Holder a new Note of like tenor, registered as the Holder may request, representing in the aggregate the remaining Principal represented by this Note. The Holder and any assignee, by acceptance of this Note, acknowledge and agree that, by reason of the provisions of this paragraph, following conversion or redemption of any portion of this Note, the Principal of this Note may be less than the principal amount stated on the face hereof.

(d)                                 Taxes. The Company shall pay any and all Other Taxes that may be payable with respect to the issuance and delivery of Conversion Shares upon the conversion of this Note. For greater certainty, the provisions of Section 2.6 of the Facility Agreement shall apply with respect to any and all Taxes with respect to payments by the Company (or any other applicable Credit Party) hereunder, including with respect to the delivery of Conversion Shares upon the conversion of this Note.

(e)                                  Legends.

(i)                                     Restrictive Legend. The Holder understands that until such time as this Note or the Conversion Shares have been registered under the Securities Act and applicable state securities laws as contemplated by the Registration Rights Agreement or otherwise may be sold pursuant to Rule 144 under the Securities Act or an exemption from registration under the Securities Act without any restriction as to the number of securities as of a particular date that can then be immediately sold, this Note and the Conversion Shares, as applicable, may bear a restrictive legend in substantially the following form (and a stop-transfer order may be placed against transfer of the certificates for such securities):

“THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS. THE SECURITIES MAY NOT BE SOLD, TRANSFERRED, ASSIGNED, PLEDGED, HYPOTHECATED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER SAID ACT, OR PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER SAID ACT INCLUDING, WITHOUT LIMITATION, PURSUANT TO RULES 144 OR 144A UNDER SAID ACT OR PURSUANT TO A PRIVATE SALE EFFECTED UNDER APPLICABLE FORMAL OR INFORMAL SEC INTERPRETATION OR GUIDANCE, SUCH AS A SO-CALLED “4(1) AND A HALF” SALE.”

“THE SALE, TRANSFER OR ASSIGNMENT OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO THE TERMS AND CONDITIONS OF A CERTAIN SECOND AMENDED AND RESTATED REGISTRATION RIGHTS AGREEMENT DATED AS OF DECEMBER 7, 2015, AS AMENDED FROM TIME TO TIME, AMONG THE COMPANY AND CERTAIN HOLDERS OF ITS OUTSTANDING SECURITIES. COPIES OF SUCH AGREEMENT MAY BE OBTAINED AT NO COST BY WRITTEN REQUEST MADE BY THE HOLDER OF RECORD OF THIS CERTIFICATE TO THE SECRETARY OF THE COMPANY.”

(ii)                                  Removal of Restrictive Legends. This Note and the certificates evidencing the Conversion Shares (including any Major Transaction Company Shares), as applicable, shall not contain any United States legend restricting the transfer thereof (including the United States legend set forth above in subsection 2(e)(i)): (A) while a registration statement (including a Registration Statement, as defined in the Registration Rights Agreement) covering the sale or resale of the Conversion Shares is effective under the Securities Act, or (B) following any sale of such Note and/or Conversion Shares pursuant to Rule 144, or (C) if such Note or Conversion Shares, as the case may be, are eligible for sale under Rule 144(b)(1), (D) if such legend is not required under applicable requirements of the Securities Act (including judicial interpretations and pronouncements issued by the staff of the SEC) (collectively, the “Unrestricted Conditions”). The Company shall cause its counsel to issue a legal opinion to the Transfer Agent promptly after the Effective Date (as defined below), or at such other time as any of the Unrestricted Conditions have been satisfied, if required by the Company’s transfer agent to effect the issuance of this Note or the Conversion Shares, as applicable, without a restrictive legend or removal of the legend hereunder. If any of the Unrestricted Conditions are met at the time of issuance of any of the Conversion Shares, then such Conversion Shares shall be issued free of all United States legends. The Company agrees that following the Effective Date or at such time as any of the Unrestricted Conditions are met or such United States legend is otherwise no longer required under this Section 2(e), it will, no later than five (5) Trading Days following the delivery (the “Unlegended Shares Delivery Deadline”) by the Holder to the Company or the Transfer Agent of this Note and a certificate representing Conversion Shares, as applicable, issued with a restrictive United States legend (such third Trading Day, the “Legend Removal Date”), deliver or cause to be delivered to such Holder this Note and/or a certificate (or electronic transfer) representing such shares that is free from all restrictive and other United States legends. For purposes hereof, “Effective Date” shall mean the date that the Registration Statement that the Company is required to file pursuant to the Registration Rights Agreement has been declared effective by the SEC.

(iii)                               Sale of Unlegended Shares. Holder agrees that the removal of the restrictive United States legend from this Note and any certificates representing securities as set forth in Section 2(e)(i) above is predicated upon the Company’s reliance that the Holder will sell this Note or any Conversion Shares, as applicable, pursuant to either the registration requirements of the Securities Act and applicable state securities laws, including any applicable prospectus delivery requirements, or an exemption therefrom, and that if such securities are sold pursuant to a Registration Statement, they will be sold in compliance with the plan of distribution set forth therein.

(f)                                   Dividend, Subdivision, Combination or Reclassification. If the Company shall, at any time or from time to time, (A) declare a dividend on the Common Shares, or capitalization of profits or reserves, payable in shares of its Capital Stock (including Common Shares), other than a dividend for which the Holder would be entitled to participate pursuant to Section 6, (B) subdivide the outstanding Common Shares into a larger number of Common Shares, (C) consolidate or combine the outstanding Common Shares into a smaller number of shares of its Common Shares or (D) issue any shares of its Capital Stock in a reclassification of the Common Shares (including any such reclassification in connection with a consolidation or merger in which the Company is the continuing corporation), or (E) repay or reduce its capital or otherwise adjust the nominal value of its Shares, then in each such case, the Conversion Price in effect at the time of the record date for such dividend or of the effective date of such subdivision, combination or reclassification shall be adjusted so that the Holder of this Note upon conversion after such date shall be entitled to receive the aggregate number and kind of shares of its Capital Stock which, if this Note had been converted immediately prior to such date, such holder would have owned upon such conversion and been entitled to receive by virtue of such dividend, subdivision, combination or reclassification. Any such adjustment shall become effective immediately after the record date of such dividend or the effective date of such subdivision, combination or reclassification. Such adjustment shall be made successively whenever any event listed above shall occur. If a dividend on the Common Shares, or capitalization of profits or reserves, payable in shares of its Capital Stock (including Common Shares) is declared and such dividend is not paid, the Conversion Price shall again be adjusted to be the Conversion Price, in effect immediately prior to such record date (giving effect to all adjustments that otherwise would be required to be made pursuant to this Section 2 from and after such record date).

3.                                      Rights Upon Major Transaction. In the event that a Major Transaction occurs, then the Holder, at its option, may (i) require the Company to repay all or a portion of the principal amount outstanding on the Holder’s Notes plus all accrued and unpaid Interest thereon, in accordance with Section 5.3 of the Facility Agreement or (ii) convert all or a portion of the principal amount outstanding in accordance with the provisions of this Section 3 (a “Major Transaction Conversion”) and cause the Company to pay to the Holder all accrued and unpaid Interest under this Note. The Holder shall have the right to waive its rights under this Section 3 with respect to such Major Transaction.

(a)                                 Major Transaction Conversion. In the event that a Major Transaction occurs, then (1) in the case of a transaction covered by the provisions of clause (A) of the definition of “Major Transaction”, in which the Common Shares of the Company are converted into the right to receive cash, securities of another entity and/or other assets (a “Successor Major Transaction”), the Holder, at its option, may convert, in whole or in part, the outstanding principal amount under this Note into the right to receive upon consummation of the Major Transaction, the amount of cash and other assets and the number of securities or other property of the Successor Entity or other entity that the Holder would have received had such Holder converted the Major Transaction Conversion Amount (as defined below) into Base Conversion Shares and Additional Conversion Shares (as defined below and without regard to the 9.985% Cap) immediately prior to the consummation of such Major Transaction (the “Successor Consideration”) and (2) in the case of any other Major Transactions not covered under clause (1) above (a “Company Share Major Transaction”), the Holder shall have the right to convert, in whole or in part, and from time to time, the outstanding principal amount under this Note into Base Conversion Shares and Additional Conversion Shares (“Major Transaction Company Shares”).

(b)                                 Base Conversion Shares and Additional Conversion Shares. Notwithstanding anything herein to the contrary, with respect to any conversion or deemed conversion effected in connection with a Major Transaction pursuant to this Section 3, the aggregate total number of Major Transaction Company Shares into which all or any portion of the principal amount of this Note may be converted or, the aggregate number of conversion shares to be used for calculating the Successor Consideration, as applicable, shall be calculated to be the sum of (a) the number of Common Shares into which the principal amount of this Note then being converted would otherwise be converted as calculated under Section 2 hereof (such number of shares, the “Base Conversion Shares”), plus (b) the number of Common Shares equal to the product of (x) the Additional Share Coefficient (as such term is defined and determined for each $1,000 of principal amount of this Note on Schedule I attached hereto and made a part hereof) for such Major Transaction and (y) a fraction the numerator of which is the amount of the principal amount of this Note then being converted and the denominator of which is $1,000 (such number of Common Shares calculated in accordance with this clause (b), the “Additional Conversion Shares”).

(c)                                  Notice; Major Transaction Conversion Election. At least thirty (30) days prior to the consummation of any Major Transaction (other than a transaction described in clause (C) of the definition of “Major Transaction”), but, in any event, within five (5) Business Days following the first to occur of (x) the date of the public announcement of such Major Transaction if such announcement is made before 4:00 p.m., New York City time, or (y) the day following the public announcement of such Major Transaction if such announcement is made on and after 4:00 p.m., New York City time, the Company shall deliver written notice thereof via (i) facsimile or electronic mail and (ii) overnight courier to the Holder (a “Major

Transaction Notice”). At any time during the Major Transaction Conversion Period, the Holder may elect to effect a Major Transaction Conversion by delivering written notice thereof (“Major Transaction Conversion Notice”) to the Company, which Major Transaction Conversion Notice shall indicate the portion of the Note (the “Major Transaction Conversion Amount”), calculated with reference to the principal amount outstanding that the Holder is electing to treat as a Major Transaction Conversion. For the avoidance of doubt, the Holder shall be permitted to make successive conversions and send successive Major Transaction Conversion Notices in respect of a Company Share Major Transaction from time to time at any time during the Major Transaction Conversion Period; provided that the Company will not be required to issue Conversion Shares with respect to a Major Transaction Conversion Notice with respect to less than the lesser of (i) $1,000,000 principal amount of this Note and (ii) the principal amount outstanding under the Note.

(d)                                 Settlement of Major Transaction Conversion. Following the receipt of a Major Transaction Conversion Notice from the Holder, the Company shall not effect a Successor Major Transaction that is being treated as a Major Transaction Conversion unless at the time of the execution of the definitive documentation relating to such Major Transaction it obtains the written agreement of the Successor Entity that payment or issuance of the Successor Consideration plus accrued and unpaid interest through the date of payment, shall be made to the Holder prior to consummation of such Major Transaction and such payment or issuance, as the case may be, shall be a condition precedent to consummation of such Major Transaction. Concurrently upon closing of such Successor Major Transaction, the Company shall pay or issue, as the case may be, or shall instruct any escrow agent for the transaction to pay or issue, and will cause the Successor Entity to issue and/or pay, the applicable Successor Consideration, plus accrued and unpaid interest through the date of payment. Any Major Transaction Company Shares issuable in respect of a Company Share Major Transaction shall be issued to the Holder within three (3) Trading Days following the date of each Major Transaction Conversion Notice.

(e)                                  Damages. Following the receipt of a Major Transaction Conversion Notice from the Holder, in the event that the Company attempts to consummate a Successor Major Transaction without obtaining the written agreement of the Successor Entity described in subsection (d) above, the Holder shall have the right to apply for an injunction in any state or federal courts sitting in the City of New York, borough of Manhattan to prevent the closing of such Major Transaction until the Successor Consideration is satisfied to the Holder in full.

Notwithstanding anything to the contrary contained herein and without derogating any obligations or rights herein, until the Holder receives its appropriate payment or securities, plus any accrued and unpaid interest under this Note, in accordance with the provisions of this Section 3, this Note may be converted, in whole or in part, by the Holder into Shares, or in the event that such payments and/or shares have not been delivered prior to the consummation of the Successor Major Transaction in which the Company is not the surviving parent entity, Common Shares (or their equivalent) of the Successor Entity at an appropriate conversion price based upon the prevailing Conversion Rate (as adjusted hereunder) at the time of such Major Transaction and price per share or conversion ratio received by holders of Common Shares in the Major Transaction.

4.                                      Registration Failures. Upon any Registration Failure, in addition to all other available remedies that the Holder may pursue hereunder and under the Facility Agreement, the Registration Rights Agreement and this Note, the Company shall pay additional damages to the Holder for each 30-day period (prorated for any partial period) after the date of such Registration Failure in an amount in cash equal to one and one-half percent (1.5%) of such Holder’s original principal amount of this Note on the date of such Registration Failure. Such payments shall accrue until the earlier of (i) such time as the Registration Failure has been cured and (ii) the date on which all of the Conversion Shares may be sold without restriction under Rule 144 (including, without limitation, volume restrictions and without the need for the availability of current public information under Rule 144). All such payments that accrue under this Section 4 shall be payable no later than five (5) business days following such date of accrual.

5.                                      Voting Rights. Except as required by law, the Holder shall have no voting rights with respect to any of the Conversion Shares until delivery of the Conversion Notice relating to the conversion of this Note upon which such Conversion Shares are issuable.

6.                                      Participation. The Holder, as the holder of this Note, shall be entitled to receive such dividends paid and distributions of any kind made to the holders of Common Shares to the same extent as if the Holder had converted this Note into Common Shares (without regard to any limitations on exercise herein or elsewhere and without regard to whether or not a sufficient number of shares are authorized and reserved to effect any such exercise and issuance) and had held such Common Shares on the record date for such dividends and distributions. Payments under the preceding sentence shall be made concurrently with the dividend or distribution to the holders of Common Shares.

7.                                      Certain Provisions Related to Common Shares Issued Hereunder.

(a)                                 Sufficient Common Shares.  The Company shall provide, free from preemptive rights, out of the Company’s authorized but unissued shares or shares held in treasury, sufficient Common Shares to provide for conversion of the Notes held by the Holder from time to time as such Notes are presented for conversion (assuming that at the time of computation of such number of Common Shares, all such Notes would be converted by the Holder into Conversion Shares (without regard to the 9.985% Cap)).

(b)                                 Fully-Paid.  The Company covenants that all Common Shares issued upon conversion of Notes held by the Holder will be fully paid by the Company and free from all taxes, liens and charges with respect to the issue thereof.

8.                                      Amendment; Waiver. The terms and provisions of this Note shall not be amended or waived except in a writing signed by the Company and the Required Note Holders.

9.                                      Remedies, Characterizations, Other Obligations, Breaches and Injunctive Relief. The remedies provided in this Note shall be cumulative and in addition to all other remedies available under this Note, the Facility Agreement, at law or in equity (including a decree of specific performance and/or other injunctive relief). No remedy contained herein shall be deemed a waiver of compliance with the provisions giving rise to such remedy, and nothing herein shall limit the Holder’s right to pursue actual damages for any failure by the Company to comply with the terms of this Note. The Company covenants to the Holder that there shall be no characterization concerning this instrument other than as expressly provided herein. The Company acknowledges that a breach by it of its obligations hereunder will cause irreparable harm to the Holder and that the remedy at law for any such breach may be inadequate. The Company therefore agrees that, in the event of any such breach or threatened breach, the Holder shall be entitled, in addition to all other available remedies, to an injunction restraining any breach, without the necessity of showing economic loss and without any bond or other security being required.

10.                               Specific Shall Not Limit General; Construction. No specific provision contained in this Note shall limit or modify any more general provision contained herein. This Note shall be deemed to be jointly drafted by the Company and all purchasers of Notes pursuant to the Facility Agreement and shall not be construed against any Person as the drafter hereof.

11.                               Failure or Indulgence Not Waiver. No failure or delay on the part of the Holder in the exercise of any power, right or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other right, power or privilege.

12.                               Notices. Whenever notice is required to be given under this Note, unless otherwise provided herein, such notice shall be given in accordance with Section 6.2 of the Facility Agreement.

13.                               Restrictions on Transfer.

(a)                                 Registration or Exemption Required. This Note has been issued in a transaction exempt from the registration requirements of the Securities Act by virtue of the exemption provided by Section 3(a)(10) thereof. None of the Note or the Conversion Shares may be pledged, transferred, sold, assigned, hypothecated or otherwise disposed of except pursuant to an effective registration statement or an exemption to the registration requirements of the Securities Act and applicable state laws including, without limitation, a so-called “4(1) and a half” transaction.

(b)                                 Assignment. Subject to Section 13(a), the Holder may sell, transfer, assign, pledge, hypothecate or otherwise dispose of this Note, in whole or in part. Holder shall deliver a written notice to Company, substantially in the form of the Assignment attached hereto as Exhibit B, indicating the Person or Persons to whom the Note shall be assigned and the respective principal amount of the Note to be assigned to each assignee. The Company shall effect the assignment within five (5) Trading Days (the “Transfer Delivery Period”), and shall deliver to the assignee(s) designated by Holder a Note or Notes of like tenor and terms for the appropriate principal amount. This Note and the rights evidenced hereby shall inure to the benefit of and be binding upon the successors and permitted assigns of the Holder. The provisions of this Note are intended to be for the benefit of all Holders from time to time of this Note, and shall be enforceable by any such Holder. For avoidance of doubt, in the event Holder notifies the Company that such sale or transfer is a so called “4(1) and half” transaction, the parties hereto agree that a legal opinion from outside counsel for the Holder delivered to counsel for the Company substantially in the form attached hereto as Exhibit C shall be the only requirement to satisfy an exemption from registration under the Securities Act to effectuate such “4(1) and half” transaction.

14.                               Obligations of the Company. For so long as any conversion rights under this Note remain capable of being exercised, the Company will (a) keep available for issue out of its authorized but unissued shares capital free from pre-emptive rights such number of Common Shares as would enable the Conversion Shares to be issued in full, and (b) will not, without the consent of the Holder, make any alteration to its articles of association which could have a material adverse effect on the rights attaching to the Common Shares or the rights of the Holder.

15.                               Payment of Collection, Enforcement and Other Costs. If (a) this Note is placed in the hands of an attorney for collection or enforcement or is collected or enforced through any legal proceeding; or (b) an attorney is retained to represent the Holder in any bankruptcy, reorganization, receivership of the Company or other proceedings affecting Company creditors’ rights and involving a claim under this Note, then the Company shall pay the costs incurred by the Holder for such collection, enforcement or action, including reasonable attorneys’ fees and disbursements.

16.                               Cancellation. After all Principal, Interest and other amounts at any time owed under, or on account of, this Note have been paid in full or converted into Shares in accordance with the terms hereof, this Note shall automatically be deemed cancelled, shall be surrendered to the Company for cancellation and shall not be reissued.

17.                               Registered Note. In order to qualify as a “registered note” for purposes of the Code, transfer of this Note may be effected only by (i) surrender of this Note to the Company and the re-issuance of this Note to the transferee, or the Company’s issuance to the Holder of a new note in the same form as this Note but with the transferee denoted as the Holder, or (ii) the recording of the identity of the transferee by the Affiliate of the Holder that is maintaining a record ownership register of this Note as a non-fiduciary agent of, and on behalf of, the Company for the tax purposes set forth herein. Such Affiliate in its capacity as such agent shall notify the Company in writing immediately upon any change in such identity. Any attempted transfer in violation of the relevant provisions of this Note shall be void and of no force and effect. Until there has been a valid transfer of this Note and of all of the rights hereunder by the Holder in accordance with this Note, the Company shall deem and treat the Holder as the absolute beneficial owner and holder of this Note and of all of the rights hereunder for all purposes (including, without limitation, for the purpose of receiving all payments to be made under this Note).

18.                               Waiver of Notice. To the extent permitted by law, the Company hereby waives demand, notice, presentment, protest and all other demands and notices in connection with the delivery, acceptance, performance, default or enforcement of this Note and the Facility Agreement.

19.                               Governing Law. This Note shall be construed and enforced in accordance with, and all questions concerning the construction, validity, interpretation and performance of this Note and all disputes arising hereunder shall be governed by, the laws of the State of Delaware, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of Delaware or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the State of Delaware and without prejudice to the applicability of the laws of the Province of British Columbia, Canada or Ontario, Canada, as the case may be and, in either case, under the federal laws of Canada applicable thereunder, to the issuance of Shares pursuant to the Note. The Company (a) agrees that any legal action or proceeding with respect to this Note or any other agreement, document, or other instrument executed in connection herewith, shall be brought exclusively in any state or federal court located within Wilmington, Delaware, (b) irrevocably waives any objections which the Company may now or hereafter have to the venue of any suit, action or proceeding arising out of or relating to this Note, or any other agreement, document, or other instrument executed in connection herewith, brought in the aforementioned courts, (c) further irrevocably waives any claim that any such suit, action, or proceeding brought in any such court has been brought in an inconvenient forum and (d) hereby consents that personal service of summons or other legal process may be made as set forth in Section 6.5 of the Facility Agreement. EACH OF THE COMPANY AND THE HOLDER (BY ACCEPTANCE HEREOF) IRREVOCABLY WAIVES THE RIGHT TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING BROUGHT TO ENFORCE ANY PROVISION OF THIS NOTE OR ANY OTHER TRANSACTION DOCUMENT.

20.                               Interpretative Matters. Unless the context otherwise requires, (a) all references to Sections or Exhibits are to Sections or Exhibits contained in or attached to this Note, (b) each accounting term not otherwise defined in this Note has the meaning assigned to it in accordance with GAAP, (c) words in the singular or plural include the singular and plural and pronouns stated in either the masculine, the feminine or neuter gender shall include the masculine, feminine and neuter and (d) the use of the word “including” in this Note shall be by way of example rather than limitation. If a stock split, stock dividend, stock combination or other similar event occurs during any period over which an average price is being determined, then an appropriate adjustment will be made to such average to reflect such event.

21.                               Execution. A facsimile, telecopy, PDF or other reproduction of this Note may be delivered by the Company, and an executed copy of this Note may be delivered by the Company by facsimile, electronic mail or other similar electronic transmission device pursuant to which the signature of or on behalf of the Company can be seen, and such execution and delivery shall be considered valid, binding and effective for all purposes. The Company hereby agrees that it shall not raise the execution of facsimile, PDF or other reproduction of this Note, or the fact that any signature was transmitted by facsimile, electronic mail or other similar electronic transmission device, as a defense to the Company’s execution of this Note. Notwithstanding the foregoing, the Company shall be required to deliver an originally executed Note to the Holder.

[Signature page follows]

IN WITNESS WHEREOF, the Company has caused this Note to be duly executed as of the date first set forth above.

GIVEN UNDER THE COMMON SEAL OF ARALEZ PHARMACEUTICALS INC.

[Title]

[Title]

Exhibit A

CONVERSION NOTICE

Reference is made to the Senior Secured Convertible Note (the “Note”) of Aralez Pharmaceuticals Inc., a corporation formed under the laws of the Province of British Columbia, Canada (the “Company”), in the original principal amount of $[          ]. In accordance with and pursuant to the Note, the undersigned hereby elects to convert the Conversion Amount (as defined in the Note) of the Note indicated below into Common Shares (the “Common Shares”), of the Company, as of the date specified below.

Date of Conversion:

Aggregate Conversion Amount to be converted at the Conversion Price (as defined in the Note):

Principal, applicable thereto, to be converted:

Please confirm the following information:

Conversion Price:

Number of Common Shares to be issued:

Please issue Common Shares into which the Note is being converted in the following name and to the following address:

Issue to:

Facsimile Number:

E-mail Address:

Authorization:

By:
Title:

Dated:

DTC Participant Number and Name (if electronic book entry transfer):

Account Number (if electronic book entry transfer):

Exhibit B

ASSIGNMENT

(To be executed by the registered holder desiring to transfer the Note)

FOR VALUE RECEIVED, the undersigned holder of the attached Senior Secured Convertible Note (the “Note”) hereby sells, assigns and transfers unto the person or persons below named the right to receive the principal amount of $           from Aralez Pharmaceuticals Inc., a corporation formed under the laws of the Province of British Columbia, Canada, evidenced by the attached Note and does hereby irrevocably constitute and appoint            attorney to transfer the said Note on the books of the Company, with full power of substitution in the premises.

Dated:	Signature

Fill in for new registration of Note:

Name

Address

Please print name and address of assignee
(including zip code number)

NOTICE

The signature to the foregoing Assignment must correspond to the name as written upon the face of the attached Note in every particular, without alteration or enlargement or any change whatsoever.

Exhibit C

FORM OF OPINION

, 20

[           ]

Re:            Aralez Pharmaceuticals Inc.

Dear Sir:

[           ] (“[          ]”) intends to transfer its Senior Secured Convertible Note in the principal amount of $        (the “Note”) of the Company to            (“        ”) without registration under the Securities Act of 1933, as amended (the “Securities Act”). In connection herewith, we have examined such documents and issues of law as we have deemed relevant.

Based on and subject to the foregoing, we are of the opinion that the transfer of the Note by         to        may be effected without registration under the Securities Act, provided, however, that the Note to be transferred to         contain a legend restricting its transferability pursuant to the Securities Act and that transfer of the Note is subject to a stop order.

The foregoing opinion is furnished only to              and may not be used, circulated, quoted or otherwise referred to or relied upon by you for any purposes other than the purpose for which furnished or by any other person for any purpose, without our prior written consent.

Very truly yours,

Schedule 1

The “Additional Share Coefficient” shall mean the number of additional Common Shares issuable per $1,000 of principal amount of the Note upon a Major Transaction and shall be the additional share number set forth on the chart with respect to the “Share Price Result” on the “y” axis and the corresponding “Remaining Note Life” on the “x” axis; provided, however, that to the extent the actual Share Price Result (as defined below) falls between two data points on the “y” axis and/or the actual date of the Major Transaction falls between two data points on the “x” axis, the “Additional Share Coefficient” shall be determined by calculating the arithmetic mean between (i) the result obtained for the Share Price Result based on the linear interpolation between the additional share numbers corresponding to the two Share Price Result data points and (ii) the result obtained for the Remaining Note Life based on the linear interpolation between the two additional share numbers corresponding to the two Remaining Note Life data points; and provided further, however, that in the event of any adjustment to the Conversion Price pursuant to Section 2 of this Note, the numbers of additional Common Shares issuable per $1,000 of principal amount of this Note as set forth in the chart below shall be deemed adjusted pro rata with any adjustment resulting from the adjustment to the Conversion Price that would be made to the number of Common Shares then convertible with respect to $1,000 of principal amount of this Note as calculated under Section 2 of this Note. For purposes of the chart below, the “Share Price Result” shall be the greater of: (i) the last sales price of Common Shares on NASDAQ, or, if that is not the principal trading market for Common Shares, such principal market on which Common Shares are traded or listed (the “Closing Market Price”) immediately prior to the consummation of the Major Transaction or (ii) in the case of a Major Transaction in which holders of Common Shares receive solely cash consideration in connection with such major Transaction, the cash amount payable per share of Common Stock in such Major Transaction. If the actual Share Price Result is greater than $60 per share (subject to adjustment in the same manner as the Conversion Price as provided in Section 2 of this Note), or if the actual Shares Price Result is less than $5.00 per share (subject to adjustment in the same manner as the Conversion Price as provided in Section 2 of this Note), then the Additional Share Coefficient shall be equal to the amount applicable to $60 and $5, respectively.

Additional Shares per $1,000 Principal ($6.25 Pozen Purchase Price)

Remaining Note Life (Yrs)

	Y	6	5	4	3	2	1	X

Share Price Result ($)	5.00	54.206	47.964	40.827	32.537	22.693	10.685	0
	10.00	52.732	48.104	42.735	36.361	28.489	17.944	0
	15.00	29.625	26.126	22.127	17.493	12.024	5.490	0
	20.00	19.423	16.679	13.606	10.158	6.321	2.329	0
	25.00	13.916	11.699	9.267	6.625	3.848	1.295	0
	30.00	10.570	8.735	6.762	4.681	2.605	0.877	0
	35.00	8.367	6.820	5.185	3.509	1.910	0.672	0
	40.00	6.832	5.506	4.129	2.752	1.487	0.555	0
	45.00	5.715	4.564	3.387	2.235	1.211	0.478	0
	50.00	4.874	3.864	2.845	1.868	1.021	0.423	0
	55.00	4.223	3.328	2.437	1.596	0.884	0.381	0
	60.00	3.707	2.908	2.121	1.390	0.781	0.347	0

Additional Shares per $1,000 Principal ($7.20 Pozen Purchase Price)

Remaining Note Life (Yrs)

	Y	6	5	4	3	2	1	X

Share Price Result ($)	5.00	43.591	37.992	31.651	24.393	16.004	6.420	0
	10.00	55.660	51.310	46.257	40.244	32.787	22.678	0
	15.00	31.532	28.154	24.266	19.710	14.218	7.302	0
	20.00	20.776	18.080	15.027	11.541	7.539	3.061	0
	25.00	14.932	12.723	10.268	7.542	4.570	1.612	0
	30.00	11.361	9.514	7.496	5.319	3.056	1.022	0
	35.00	9.001	7.430	5.743	3.968	2.203	0.743	0
	40.00	7.351	5.996	4.563	3.091	1.684	0.591	0
	45.00	6.148	4.965	3.732	2.493	1.348	0.497	0
	50.00	5.240	4.196	3.124	2.067	1.118	0.433	0
	55.00	4.536	3.608	2.665	1.753	0.954	0.387	0
	60.00	3.978	3.146	2.310	1.515	0.832	0.351	0

[Schedules to be revised to reflect a Pozen Purchase Price between $6.25 and $7.20 in a manner consistent with the methodology applied in preparing the foregoing schedules]